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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

INOVIO BIOMEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INOVIO BIOMEDICAL CORPORATION
1787 Sentry Parkway West, Building 18, Suite 400
Blue Bell, Pennsylvania 19422

To the Stockholders of Inovio Biomedical Corporation:

        Notice is hereby given that Inovio Biomedical Corporation, a Delaware corporation, will be holding its Annual Meeting of Stockholders on May 14, 2010, at 9:00 a.m., local time, at the company's principal executive offices located at 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422.

        You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope (for mailing in the United States only) to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy, attend the annual meeting in person or vote your shares using the automated Internet or phone system. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our Stockholders are important.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. For more information on voting and submitting your proxy by phone or via the Internet, see "Voting of Proxies" on page 2 of the accompanying Proxy Statement. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

        A copy of Inovio's 2009 Annual Report is also enclosed.

        The Board of Directors and management look forward to seeing you at the Annual Meeting.

                      Very truly yours,

                      J. Joseph Kim, Ph.D.
                       Chief Executive Officer

INOVIO BIOMEDICAL CORPORATION
1787 Sentry Parkway West, Building 18, Suite 400
Blue Bell, Pennsylvania 19422

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2010

To the Stockholders of Inovio Biomedical Corporation:

        You are invited to attend the 2010 Annual Meeting of the Stockholders of Inovio Biomedical Corporation (the "Company"), which will be held on May 14, 2010, at 9:00 a.m., local time, at 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422, for the following purposes:

          1.     To elect six directors to hold office until the Company's 2011 Annual Meeting of Stockholders and until their successors are elected and duly qualified. The Company's present Board of Directors has nominated and recommends for election the following persons:

      Avtar Dhillon, M.D.
      J. Joseph Kim, Ph.D.
      Simon X. Benito
      Morton Collins, Ph.D.
      David J. Williams
      Keith H. Wells, Ph.D.

          2.     To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Inovio for the year ending December 31, 2010.

          3.     To approve an amendment to the Company's 2007 Omnibus Incentive Plan to (i) increase the aggregate number of shares available for grant under the plan by 2,000,000 and (ii) provide that the aggregate number of shares available for grant under the plan will be increased on January 1 of each year beginning in 2011 by a number of shares equal to the lesser of (1) 2,055,331 or (2) such lesser number of shares as may be determined by the Board;

          4.     To approve an amendment to our Certificate of Incorporation to change our name from "Inovio Biomedical Corporation" to "Inovio Pharmaceuticals, Inc."

          5.     To transact such other business as may properly come before the meeting.

        The Board of Directors recommends a vote "for" each of the nominees and "for" each proposal.

        Holders of record of our common stock and holders of record of our Series C Cumulative Convertible Preferred Stock at the close of business on April 9, 2010 (collectively, the "Stockholders"), are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the Stockholders of record on April 9, 2010 will be available at Inovio, during ordinary business hours, for examination by any Stockholder for any purpose relating to the meeting.

By order of the Board of Directors,
J. Joseph Kim, Ph.D. Chief Executive Officer

Dated: April [    •    ], 2010

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

INOVIO BIOMEDICAL CORPORATION
1787 Sentry Parkway West, Building 18, Suite 400
Blue Bell, Pennsylvania 19422

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the Board of Directors of Inovio Biomedical Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at Inovio's principal executive offices, 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422 on May 14, 2010 at 9:00 a.m. local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April       , 2010. This Proxy Statement will be first mailed to stockholders on or about April       , 2010. Unless the context requires otherwise, references to "we," "us," "our," "Inovio," and "Company" refer to Inovio Biomedical Corporation.

General Information

        Voting Securities.    Only stockholders of record as of the close of business on April 9, 2010 will be entitled to vote at the meeting and any adjournment thereof. As of April 9, 2010, Inovio had the following outstanding:

  •
  •    shares of common stock, $0.001 par value; and

  •
  •    shares of Series C Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into    •    shares of common stock.

        Stockholders may vote in person or by proxy. On the proposals presented in this Proxy Statement, each holder of shares of our:

  •
  common stock is entitled to one vote for each share of stock held; and

  •
  Series C Preferred Stock is entitled to 1,470 votes for each share of Series C Preferred Stock held.

        Holders of our common stock and Series C Preferred Stock vote together as a single class in connection with each of Proposal Nos. 1, 2, 3, 4 and 5. Inovio's bylaws provide that one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Thus, a quorum for this year's Annual Meeting consists of    •    shares.

        The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer's securities in street name does not vote on a particular proposal because the broker has not received voting instructions from the customer on certain matters for which the broker is required to have instructions in order to vote.

        The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of Ernst & Young LLP as Inovio's independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes are not expected to result from the vote on this proposal.

        The approval of the amendment to our 2007 Omnibus Incentive Plan (the "Plan"), requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

        The approval of the amendment to our certificate of incorporation to change our name to "Inovio Pharmaceuticals, Inc." requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

        Solicitation of Proxies.    The cost of soliciting proxies will be borne by Inovio. In addition, Inovio will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Inovio registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Inovio may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    Stockholders whose shares are registered in their own names may vote by signing and mailing a completed proxy card or by voting via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1); FOR ratification of the appointment of Ernst & Young LLP as Inovio's independent registered public accounting firm for the year ending December 31, 2010 (Proposal No. 2); FOR approval of the amendment to the Plan (Proposal No. 3) and FOR approval of the amendment to our certificate of incorporation (Proposal No. 4), and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to Inovio's Secretary at Inovio's principal executive offices for receipt before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person. Attendance at the meeting will not in and of itself revoke a valid proxy that was previously delivered; you must also vote in person at the meeting to do so.

        If your shares are registered in the name of a bank or brokerage firm you will receive instructions from the holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

        Delivery of Proxy Materials to Households.    "Householding" is a program, approved by the Securities and Exchange Commission (the "SEC"), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

Acquisition of VGX Pharmaceuticals, Inc.

        On June 1, 2009 we completed the acquisition of VGX Pharmaceuticals, Inc. ("VGX"), a privately-held company, pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated December 5, 2008, as further amended on March 31, 2009 (the "Merger Agreement") by and among Inovio, Inovio's wholly-owned subsidiary Inovio Acquisition, LLC and VGX (the "Merger").

        Upon the closing of the Merger: (i) all of the issued and outstanding shares of common stock of VGX were canceled and converted into the right to receive shares of our common stock, (ii) all outstanding options to purchase shares of VGX common stock became exercisable for shares of our common stock, (iii) all outstanding warrants to purchase shares of VGX common stock became exercisable for shares of our common stock, and (iv) all outstanding convertible debt of VGX became debt convertible into our common stock on existing terms.

        As of the closing of the Merger, an aggregate of 41,492,757 shares of our common stock were issued to the former stockholders of VGX, and an additional 18,794,187 shares of our common stock were reserved for issuance upon exercise of the assumed options and warrants and conversion of the principal of and maximum interest payable on the VGX convertible debt. Immediately following the closing of the Merger the continuing holders of our securities owned approximately 51.59% of our issued and outstanding common stock and the former holders of VGX securities owned approximately 48.41% of our issued and outstanding common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2010

        Copies of this proxy statement and our 2009 Annual Report to stockholders are also available online at www.inovio.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of seven members and will be reduced to six members at our Annual Meeting. There are six nominees for director this year: Avtar Dhillon, M.D., J. Joseph Kim, Ph.D., Simon X. Benito, Morton Collins, Ph.D., David J. Williams and Keith H. Wells, Ph.D. Each of the nominees is currently a director of Inovio.

        If elected, the nominees will serve as directors until Inovio's Annual Meeting of Stockholders in 2011 and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Information Regarding Directors

        The information set forth below as to the nominees for director has been furnished to us by the nominees.

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Avtar Dhillon, M.D.	49	Executive Chairman
J. Joseph Kim, Ph.D.	41	President, Chief Executive Officer and Director
Simon Benito	65	Director
Morton Collins, Ph.D.	74	Director
David J. Williams	60	Director
Keith H. Wells, Ph.D.	50	Director

        Avtar Dhillon, M.D. joined Inovio as its President and Chief Executive Officer, and as a director, in October 2001, served as Inovio's Chairman and President from June 1, 2009 to October 6, 2009, and has served as Executive Chairman since that date. Dr. Dhillon brings to our Board his prior experience in senior management positions at Inovio and with Inovio's products and assets, extensive public company governance and capital markets experience, and significant industry expertise and contacts. Prior to joining Inovio, Dr. Dhillon was engaged by MDS Capital Corp. (now Lumira Capital Corp.), one of North America's leading healthcare venture capital organizations, as a consultant in July 1998, and subsequently became Investment Manager in August 1999 and Vice President in 2000. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. From March 1997 to July 1998, Dr. Dhillon served as consultant to Cardiome Pharmaceuticals, a biotechnology company listed on NASDAQ National Market and the Toronto Stock Exchange. Dr. Dhillon has a Bachelor of Science, honors degree in physiology and M.D. degree from the University of British Columbia. Dr. Dhillon is also a director of Protox Therapeutics, a publicly traded specialty pharmaceutical company and Auricle Biomedical, a capital pool company.

        J. Joseph Kim, PH.D. joined Inovio as Chief Executive Officer and a director on June 1, 2009 and also became our President on October 6, 2009. Dr. Kim is a principal architect of our SynCon™ vaccine technology platform and his leadership is central to our business of discovering, developing, and delivering DNA vaccines. He was co-founder of VGX Pharmaceuticals and its former President, Chief Executive Officer and a director from 2000 to June 2009. Prior to VGX, Dr. Kim led efforts in manufacturing and process development of several FDA-approved products and developmental therapeutics at Merck. These products include FDA-approved vaccines for Hepatitis as well as developmental vaccines and therapeutics for HIV/AIDS. Dr. Kim has published over 70 peer-reviewed scientific papers and book chapters, holds numerous patents and sits on several editorial boards and review panels. In 2002, Dr. Kim was named as one of the world's top 100 young innovators by Technology Review magazine and as one of the "40 under 40" by the Philadelphia Business Journal, which highlights the most dynamic professionals who are under 40 years of age in the region. Dr. Kim was also selected on the list of the "50 Most Influential Men" in the October 2003 and in the October 2006 "Power Issue" of Details Magazine. In 2004, Dr. Kim and VGX Pharmaceuticals were selected as one of 30 Technology Pioneers by the World Economic Forum. Furthermore, Dr. Kim was featured in the "Who's Next 2005" issue of Newsweek International, which included a group of 10 leaders, scientists, and executives at the forefront of change and impact in the world. Most recently in 2006, Dr. Kim has been named a Young Global Leader by the Forum of Young Global Leaders, an affiliate of the World Economic Forum. Dr. Kim was among 175 leading executives, public figures and intellectuals under the age of 40 from 50 countries. Dr. Kim has also been featured in articles in Forbes and the New Yorker and in numerous other Media Outlets. Dr. Kim was trained in economics, engineering and biological sciences at MIT where he was a U.S. Senate Honors Scholar. He holds a Ph.D. in Biochemical Engineering from the University of Pennsylvania and an MBA in Finance from the Wharton School.

        Simon X. Benito has been a director of Inovio since December 2003, and brings to our Board formal accounting and financial training and expertise, deep public company board experience, senior management experience in the health care industry, and important industry contacts. Prior to his retirement, Mr. Benito had a successful and extensive career serving several health care companies in senior executive positions, including 25 years at Merck & Co, Inc. His most recent positions included Senior Vice President, Merck Vaccine Division; Executive Vice President, Merck-Medco Managed Care; and Executive Director and Vice President, Merck Human Health, Japan. In addition, Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales for over thirty years until his retirement in 1999. Since April 2005, Mr. Benito has served as a director of DURECT Corporation, a publicly traded specialty pharmaceutical company.

        Morton Collins, Ph.D. has been a director of Inovio since June 1, 2009, and brings to our Board significant experience in raising and deploying capital for life sciences companies, extensive business and board experience in the life science industry, and important industry contacts. Dr. Collins was previously a director of VGX Pharmaceuticals, Inc. from June 2008 to June 2009. Dr. Collins has been a General Partner of Battelle Ventures since July 2003 and Innovations Valley Partners since August 2005. For the past 40 years, Dr. Collins has acquired broad expertise in venture capital funding of early-stage high-technology companies as a founder and managing partner of five different funds, Developmental Science Ventures I, II, III, and IV and Cardinal Partners. He chaired President Reagan's Task Force on Innovation and Entrepreneurship and served as a technology policy advisor to President George H. W. Bush. He is a former President, Director and Chairman of the National Venture Capital Association, and currently serves as Director to Kopin Corporation and Strategic Diagnostics, Inc. and several private companies. Dr. Collins holds a B.S. in Engineering from the University of Delaware, and his M.A. and Doctorate Degrees in Engineering from Princeton University.

        David J. Williams, has been a director of Inovio since October 26, 2009, and is a distinguished leader in pharmaceutical and vaccine company management and operations, bringing a wealth of expertise and strategic insight to our Board. Mr. Williams retired in 2008 as chairman & CEO of Sanofi Pasteur, the vaccines business of the Sanofi-Aventis Group. His leadership moved the company from a niche vaccine business to the global leader in vaccine development, production and sales, with revenues of more than $6 billion in 2007. Under his guidance, more than a billion doses of lifesaving vaccines were administered to more than 500 million people around the world each year, representing more than 25% of the global vaccine market. During his tenure the company licensed more than 30 new vaccines and launched hundreds of business development deals.

        Keith H. Wells, Ph.D. has been a director of Inovio since October 26, 2009, and brings to our Board considerable expertise in all facets of the vaccine development process, including process development and validation, manufacturing operations, and U.S. and European regulatory strategy. Prior to that, he was a director of VGX Pharmaceuticals, Inc. from June 2008 to June 2009. For the past 20 years, Dr. Wells, has been a senior member of Biologics Consulting Group and has provided his expertise for several international companies. He has directed vaccine development at Acambis, PLC, Oravax, and The Salk Institute, and provided R&D support to vaccine manufacturing at Merck & Co. He has a Ph.D. in microbiology and immunology from State University of New York Health Science Center at Syracuse.

        During the year ended December 31, 2009, the Board of Directors met twelve times, the Audit Committee met five times, the Nomination and Corporate Governance Committee met four times and the Compensation Committee met five times. Each director attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which he served.

Committees of the Board of Directors and Attendance at Board Meetings

        Inovio does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. All of the directors attended the Annual Meeting of Stockholders held in 2009.

  Audit Committee

        The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by it, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee acts pursuant to a written charter that is available on our website at: http://media.corporate-ir.net/media_files/irol/10/105128/corpGov/AuditCommittee.pdf .

        The members of the Audit Committee currently are Simon X. Benito (Chair), Morton Collins and Keith H. Wells. Riaz Bandali, Tazdin Esmail and Tee Khiang Ng were also members of the Audit Committee at various times in 2009. Each member of the Audit Committee is independent under the NYSE Amex listing standards. The Board has determined that Mr. Benito is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

  Compensation Committee

        The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. The Compensation Committee acts pursuant to a written charter that is available on our website at: http://media.corporate-ir.net/media_files/irol/10/105128/corpGov/CompCommit.pdf.

        The members of the Compensation Committee currently are Morton Collins (Chair), Simon X. Benito, David J. Williams and Tee Khiang Ng. James L. Heppell Tazdin Esmail, and Robert W. Rieder were also members of the Compensation Committee at various times in 2009. Each member of the Compensation Committee is independent under the NYSE Amex listing standards.

        We have an executive compensation philosophy and goals based on attracting, retaining and rewarding experienced and talented executive officers. In addition, we believe that executive compensation should be linked to corporate performance and accomplishments that increase stockholder value. As such, our executive compensation policy focuses on aligning the interests of our executive officers with the long-term interests of our stockholders and with our corporate strategies and goals. Total compensation for our executive officers includes base salary and may include performance bonuses, executive perquisites and participation in our qualified and non-qualified employee benefit plans.

        Base salaries of executive officers are reviewed and approved annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from our Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) our financial results for the previous year, and (iv) our the financial condition. Our Chief Executive Officer does not make recommendations regarding his own compensation. In addition, in establishing the total compensation package for our Chief Executive Officer, the Compensation Committee pursues the same objectives and policies that apply for our other executive officers.

        During 2009, the Compensation Committee engaged Setren, Smallberg & Associates, Inc. to prepare a compensation study and make recommendations regarding the amount and form of our executive and non-employee director compensation.

  Nomination and Corporate Governance Committee

        The Nomination and Corporate Governance Committee identifies prospective candidates to serve on the Board of Directors, recommends nominees for election to the Board of Directors, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of the Board of Directors and each committee. The Nomination and Corporate Governance Committee acts pursuant to a written charter on our website at: http://media.corporate-ir.net/media_files/irol/10/105128/corpGov/NomandCorpGov.pdf.

        The members of the Nomination and Corporate Governance Committee currently are David J. Williams (Chair), Keith H. Wells and Tee Khiang Ng. Tazdin Esmail, Riaz Bandali, Simon X. Benito, James L. Heppell and Robert W. Rieder were also members of the Nomination and Corporate Governance Committtee at various times in 2009. Each member of the Nomination and Corporate Governance Committee is independent under the NYSE Amex listing standards.

Director Nominations

        The Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors director nominees for each election of directors. As stated in our Corporate Governance Guidelines, our Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and ethical character and an ability to fairly and equally represent all stockholders of our company.

        Specifically, in fulfilling its responsibilities, the Nomination and Corporate Governance Committee considers the following factors: (i) the appropriate size of the Board of Directors and its committees; (ii) the needs of the Company with respect to the particular talents and experience of its directors; (iii) the knowledge, skills and experience of nominees, including experience in the Company's industry, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors; (iv) experience with accounting rules and practices; (v) applicable regulatory and securities exchange/association requirements (including the NYSE Amex qualitative listing standards); and (vi) a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

        The Nomination and Corporate Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills, and sound business understanding and judgment, derived from high quality business, professional, governmental, community, scientific or educational experience. In doing so, the Nomination and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules. The Nomination and Corporate Governance Committee also believes it appropriate for the Company's Chief Executive Officer to participate as a member of the Board of Directors. Further, the Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity in the board room, while giving our company the benefit of familiarity and insight into our affairs that directors have accumulated during their tenure, and therefore generally re-nominates incumbent directors who continue to satisfy the Committee's criteria for membership on the Board.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nomination and Corporate Governance Committee.

        We do not have a written policy with respect to Board diversity; however, our Corporate Governance Guidelines state that the assessment of director nominees will include consideration of diversity, skills and experience in the context of the needs of our Board. The Nominating and Corporate Governance Committee and the Board believe that a diverse board leads to improved company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.

        The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nomination and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nomination and Corporate Governance Committee and Board of Directors will be polled for suggestions as to individuals meeting the criteria of the Nomination and Corporate Governance Committee. Research may also be performed to identify qualified individuals. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nomination and Corporate Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Our Amended and Restated Bylaws provide that nominations shall be made pursuant to timely notice in writing to our corporate secretary. To be timely, in the case of a stockholder seeking to have a nomination included in our proxy statement, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year's annual meeting of stockholders. However, if we did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year's annual meeting, then notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. If the stockholder is not seeking inclusion of the nomination in our proxy statement, timely notice consists of a stockholder's notice delivered to or mailed and received at our principal executive offices not less than 90 days prior to the date of the annual meeting.

        The stockholder's notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of our capital stock which are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (2) any rights to dividends on our shares owned beneficially by such stockholder that are separated or separable from the underlying shares, (3) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date). We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

        For purposes of our Amended and Restated Bylaws:

  •
  A "Stockholder Associated Person" of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

  •
  A "Relevant Hedge Transaction" is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and

  •
  "Derivative Instrument" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

Corporate Governance

        Inovio's Corporate Governance policy, which includes the charters of the committees of the Board of Directors, is available on our website, www.Inovio.com.

Communications Policy

        The Board of Directors has procedures in place designed to ensure effective communication between Inovio, its stockholders, prospective investors, and the public, including the dissemination of information on a regular and timely basis. Stockholders who want to communicate with the Board or any individual Director can write to Inovio's Secretary at the following address: 1787 Sentry Parkway

West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422. Your letter should indicate that you are an Inovio stockholder. Depending on the subject matter, management will:

  •
  Forward the communication to the Director or Directors to whom it is addressed;

  •
  Attempt to handle the inquiry directly, for example, where it is a request for information about Inovio or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Board Leadership Structure

        Our Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for our company and the day to day leadership and performance of our company, while the Chairman of the Board provides guidance to the Chief Executive officer and sets the agenda for Board meetings and presides over meetings of the full Board. However, our Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of our company and our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board.

        The functions of the Board are carried out by the full Board and, when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our company.

Board Role in Risk Management

        The risk oversight function of the Board is carried out by both the Board and the Audit Committee. Management prepares and presents an annual business plan to the Board, which identifies risks associated with our operations and is reviewed quarterly by the Board. As provided in its charter, the Audit Committee meets periodically with management to discuss major financial and operating risk exposures and the steps, guidelines and policies taken or implemented related to risk assessment and risk management. Matters of strategic risk are considered by the Board as a whole. Each quarter management reports to the Audit Committee on legal, finance, accounting and tax matters. The Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as needed basis.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether our overall compensation program for employees in 2010 creates incentives for employees to take excessive or unreasonable risks that could materially harm our company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted, the uniformity of compensation practices across our company and the use of our 2010 business plan, which the Compensation Committee regards as setting an appropriate level of risk taking for our company, as a baseline for bonus plan targets for our management. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our company to a harmful long-term business transaction in exchange for short-term compensation benefits.

        In addition, our Corporate Governance Guidelines provide that if we are required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws, our Chief Executive Officer and Chief Financial Officer will reimburse us for any bonus or other incentive based or equity based compensation received by such officer during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement, and any profits realized from the sale of our securities during that 12-month period.

Modified Plurality Voting Policy

        On December 5, 2008, our Board of Directors, upon recommendation from our Nomination and Corporate Governance Committee adopted a Modified Plurality Voting Policy as an addition to its Corporate Governance Policy. The Modified Plurality Voting Policy provides that any nominee for director in an uncontested election who receives (a) a greater number of votes "withheld" from his or her election than votes "for" his or her election and (b) votes "withheld" from his or her election that constitute thirty-five percent (35%) or more of the outstanding shares of our common stock, must promptly tender his or her written resignation following the certification of the stockholder vote. Our board of directors, in accordance with the procedures set out in the policy and upon a recommendation from the Nomination and Corporate Governance Committee, shall either accept such resignation or defer its acceptance for no more than thirty days to enable our board to maintain compliance with applicable rules and regulations. We shall promptly disclose such determination on any pending resignation via a Current Report on Form 8-K. A copy of the Modified Plurality Voting Policy is posted on our website as part of our overall Corporate Governance Policy.

Code of Ethics

        We have adopted a Code of Ethics, which applies to all directors, officers and employees, including the principal executive officer, principal financial and accounting officer and controller. The purpose of the Code is to promote honest and ethical conduct. The Code of Ethics is available on our website and is also available in print, without charge, upon written request to our corporate secretary at 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422. Any amendments to or waivers of the Code will be promptly posted on our website at www.Inovio.com or in a report on Form 8-K, as required by applicable laws.

Board Member Independence

        The Board of Directors has determined that, except for Drs. Dhillon and Kim, all of the nominees for election to the Board of Directors listed above are, and all other individuals who served as members of the Board of Directors in 2009 were, "independent" as independence is defined in the NYSE Amex qualification standards. Drs. Dhillon and Kim are not considered independent because they are currently employed by the Company.

        Our Board of Directors unanimously recommends a vote "FOR" each nominee listed above. Proxies solicited by our Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy card.

Report of the Audit Committee

        The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

        The audit committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has discussed with Ernst & Young LLP their independence from management and our company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors' independence.

        The audit committee met with Ernst & Young LLP to discuss the overall scope of their audit. The meetings with Ernst & Young LLP were held, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the audit committee has recommended to our board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2009. The audit committee and our board of directors also have recommended the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

        This Audit Committee Report is not soliciting material, is not deemed to be filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made by us before or after the date hereof, regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this material by reference into any such filing.

        The foregoing report has been furnished by the Audit Committee.

Simon X. Benito Morton Collins Keith H. Wells

Compensation of Directors

  Prior Compensation Program for Non-Employee Directors

        Prior to September 30, 2009, Inovio paid each non-employee director (other than the Chairman of the Board) an annual retainer fee of $19,000 and paid the Chairman of the Board an annual retainer fee of $35,000. We pay or reimburse all reasonable expenses associated with directors' attendance at and participation in board and committee meetings and other company business which a director attends. Prior to September 30, 2009, Inovio also paid an additional $9,000 to the Compensation Committee chairman as compensation for services as that committee's chairman, an additional $14,000 to the Audit Committee chairman as compensation for services as that committee's chairman, and an additional $5,000 to the Nomination and Corporate Governance Committee chairman as compensation for services as that committee's chair. Inovio also paid each non-employee director $1,500 for attendance at each Board meeting conducted in person and $750 for each Board meeting conducted telephonically.

        Non-employee directors were eligible to receive, from time to time, grants of options to purchase shares of common stock under the Plan as determined by the full Board of Directors.

  Non-Employee Director Compensation Program adopted in September 2009

        On September 30, 2009, the Compensation Committee approved a revised compensation structure for our non-employee directors. Each of our non-employee directors will be paid $20,000 annually and receive $1,500 for attendance at each in-person board meeting and $750 for attendance at each telephonic board meeting. Additionally, the chairperson of each of the audit committee, the compensation committee and the nomination and corporate governance committee will each receive $14,000, $9,000 and $5,000 annually, respectively, and members of the audit committee, the compensation committee and the nomination and corporate governance committee (not including chairpersons) will receive $8,000, $5,000 and $3,000 annually, respectively, and $1,000 for attendance at each meeting of such committees.

        Upon their election to our board of directors, each of our non-employee directors will be granted an initial option to purchase up to 75,000 shares of Inovio common stock at the then fair market value pursuant to the terms of our Amended and Restated 2007 Omnibus Incentive Plan. In addition, each non-employee director will be automatically granted an option to purchase up to 35,000 shares of Inovio common stock if he or she remains on the board of directors on the date of each annual meeting of stockholders.

  2009 Non-Employee Director Option Grants

        During the year ended December 31, 2009, Inovio granted 10-year options to purchase a total of 405,000 shares of its common stock to its non-employee directors. Mr. Benito received an option to purchase 75,000 shares at an exercise price of $1.57. Mr. Khiang received options to purchase 30,000 shares upon joining the Board of Directors in 2009 and an option to purchase 75,000 shares, at exercise prices of $0.38 and $1.57, respectively. Messrs. Collins, Wells and Williams also received options to purchase 75,000 shares each upon joining the Board of Directors in 2009, exercisable at $1.57, $1.20, and $1.20, respectively.

Director Compensation Table

        The following table sets forth certain information with respect to non-employee director compensation during 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Other Compensation ($)(2)	Total ($)
James L. Heppell(3)	25,583	30,723	—	56,306
Simon X. Benito(4)	51,555	18,831	33,200	103,586
Tazdin Esmail(5)	18,250	4,893	33,620	56,763
Riaz Bandali(6)	19,167,	4,893	—	24,060
Robert W. Rieder(7)	14,667	41,200	—	55,867
Patrick Gan(8)	16,167	11,257	—	27,424
Stephen Rietiker(9)	17,667	11,428	—	29,095
Ng Tee Khaing(10)	16,083	21,618	—	37,701
Morton Collins(11)	25,083	13,938	—	39,021
David J. Williams(12)	5,054	10,588	—	15,642
Keith H. Wells(13)	5,176	10,588	—	15,764
Chin Cheong Chong(14)	—	—	—	—

(1)
Represents the grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board ("FASB") ASC Topic 718, excluding the effect of estimated forfeitures. See Note 11 "Stockholder's Equity", to our Audited Consolidated Financial Statements for the year ended December 31, 2009, for the assumptions made in determining stock compensation values.

(2)
Inovio special committee fees earned and paid in 2009.

(3)
At December 31, 2009 Mr. Heppell held options to purchase 135,312 shares of our common stock.

(4)
At December 31, 2009 Mr. Benito held options to purchase 166,250 shares of our common stock.

(5)
At December 31, 2009 Mr. Esmail held options to purchase 141,250 shares of our common stock.

(6)
At December 31, 2009 Mr. Bandali held options to purchase 82,500 shares of our common stock.

(7)
At December 31, 2009 Mr. Rieder held options to purchase 45,000 shares of our common stock.

(8)
At December 31, 2009 Mr. Gan held options to purchase 9,999 shares of our common stock.

(9)
At December 31, 2009 Mr. Rietiker held options to purchase 45,000 shares of our common stock.

(10)
At December 31, 2009 Mr. Khiang held options to purchase 105,000 shares of our common stock.

(11)
At December 31, 2009 Mr. Collins held options to purchase 75,000 shares of our common stock.

(12)
At December 31, 2009 Mr. Williams held options to purchase 75,000 shares of our common stock.

(13)
At December 31, 2009 Mr. Wells held options to purchase 75,000 shares of our common stock.

(14)
In December 2008, Mr. Chong also received options to purchase 30,000 shares of its common stock, exercisable at $0.50 which were disclaimed in conjunction with his resignation from the Board of Directors as reported on Form 8-K on February 6, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of April 9, 2010 with respect to the beneficial ownership of our common stock by (i) each person known to us to be the beneficial owners of more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of the Named Executive Officers, and (iv) all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that stockholder that are convertible or exercisable, as the case may be, within 60 days of April 9, 2010 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder's percentage of ownership in the following table is based upon    •    shares of common stock outstanding as of April 9, 2010.

Beneficial Owner of Shares of Common Stock(1)(2)	Amount and Nature of Beneficial Ownership of Shares of Common Stock	Percent of Class of Shares of Common Stock
Directors, Director Nominees and Executive Officers:
Avtar Dhillon(3)	1,438,328	1.38%
J. Joseph Kim(4)	15,028,885	14.18%
Simon X. Benito(5)	117,211	*
Morton Collins(6)	234,636	*
David J. Williams(7)	18,772	*
Keith H. Wells(8)	18,772	*
Tee Khiang Ng(9)	4,315,921	4.15
Peter D. Kies(10)	364,687	*
Kevin W. Rassas(11)	850,051	*
Niranjan Y. Sardesai(12)	238,054	*
All executive officers and directors as a group (10 persons)	22,625,317	21.50%

*
Less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Except as shown otherwise in the table, the address of each stockholder listed is in care of Inovio at 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422.

(2)
Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)
Includes 1,224,996 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2010.

(4)
Includes 1,324,620 shares underlying warrants that are exercisable within 60 days of April 9, 2010 and 1,870,993 shares issuable pursuant to options exercisable within 60 days of April 9, 2010.

(5)
Includes 110,022 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 9, 2010.

(6)
Includes 18,772 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2010.

(7)
Includes 18,772 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2010.

(8)
Includes 18,772 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2010.

(9)
Includes 48,772 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 9, 2010, and 1,893,004 shares of common stock and 1,260,222 warrants to purchase common stock over which Mr. Ng exercises voting and investment control as a shareholder and/or director of the funds which hold such shares of record.

(10)
Includes 363,125 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2010.

(11)
Includes 223,143 shares of common stock stock issuable pursuant to options exercisable within 60 days of April 9, 2010.

(12)
Includes 238,054 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 9, 2010.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

        The following table sets forth information as to persons (i) who serve as our executive officers as of April 9, 2010:

Name	Age	Position
Avtar Dhillon, M.D.	49	Executive Chairman; Former Chief Executive Officer
J. Joseph Kim, Ph.D	41	President, Chief Executive Officer and Director
Peter D. Kies	46	Chief Financial Officer
Niranjan Y. Sardesai	41	Senior Vice President, Research and Development
Kevin W. Rassas	63	Senior Vice President, Business Development
Mark L. Bagarazzi	49	Chief Medical Officer

        For biographical information regarding Drs. Dhillon and Kim, see "Proposal 1—Election of Directors."

        Peter D. Kies—Chief Financial Officer.    Mr. Kies has been employed by Inovio as Chief Financial Officer since June 2002. For the 15 years prior to joining Inovio, Mr. Kies acquired broad expertise in the functional and strategic management of biotechnology and high technology companies across the full spectrum of corporate growth, from Initial Public Offering to profitability. From May 1996 until joining Inovio, he served as Chief Financial Officer for Newgen Results Corporation, and prior to that served as Controller for Cytel Corporation and as an auditor for Ernst & Young LLP. Mr. Kies holds a B.S. in Business Administration from United States International University in San Diego, California.

        Niranjan Y. Sardesai, Ph.D.—Senior Vice President, Research and Development.    Dr. Sardesai has served as Senior Vice President, Research and Development of Inovio since June 2009. Prior to that, he held the same position at VGX Pharmaceuticals beginning in November 2007. Dr. Sardesai is an experienced veteran of the pharmaceutical industry, with a special focus in R&D and Management of Technology. Prior to joining VGX in September 2006, Dr. Sardesai was the President of Nvision Consulting, Inc. for the period from June 2005 to September 2006. He also served as the Director of R&D and Director of Applied Research at the Fujirebio Diagnostics, Inc. from October 2000 to December 2005. At Fujirebio, Dr. Sardesai oversaw all aspects of the company's R&D activities, with a special focus on new product development. Prior to Fujirebio, he worked as a Senior Scientist at IGEN International, Inc. Dr. Sardesai received a Ph.D. in Chemistry from California Institute of Technology and an MBA in Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Dr. Sardesai also completed post-doctoral fellowships at the Scripps Research Institute and the Massachusetts Institute of Technology. Dr. Sardesai received his M. Sc. in Chemistry from the Indian Institute of Technology.

        Kevin W. Rassas—Senior Vice President, Business Development.    Mr. Rassas has served as Senior Vice President, Business Development of Inovio since June 2009. Prior to that he held the same position at VGX Pharmaceuticals beginning in July 2006. He first joined VGX in December 2003 to head VGX's business development efforts. Mr. Rassas has over 30 years of pharmaceutical industry experience, including senior level general management responsibility for several major international markets with Wyeth and G.D.Searle. Mr. Rassas' background includes significant experience in International Operations, P&L Management, Strategic Planning, Business Development, Finance and Administration, New Product Introductions, Joint Ventures, Project Management, and Human Resources. Mr. Rassas received a Bachelor of Arts in Economics from the University of Notre Dame and his MBA in Finance from the Kellogg School of Management at Northwestern University.

        Mark L. Bagarazzi—Chief Medical Officer. Dr. Bagarazzi has served as Chief Medical Officer of Inovio since January 2010. Dr. Bagarazzi was an assistant professor of pediatrics at Drexel College of Medicine and where he served as director of the Pediatric HIV/AIDS program at St Christopher's Hospital for Children and is a guest lecturer on vaccines and immunotherapeutics at the University of Pennsylvania School of Medicine. Previously, he had been a guest lecturer at Johns Hopkins University. Prior to joining Inovio, Dr Bagarazzi was a director of Worldwide Regulatory Affairs for Vaccines and Biologics at Merck Research Laboratories where he was responsible for the licensure of RotaTeq™ and lead the development team for Merck's vaccine for the prevention of herpes zoster (shingles), ZOSTAVAX™. He is a patent holder and has authored or co-authored dozens of scientific papers, focused on the subject of DNA vaccines that have been published in peer-reviewed medical journals. Dr. Bagarazzi holds a BS in electrical engineering magna cum laude from New Jersey Institute of Technology and received his MD degree with honors from New Jersey Medical School of the University of Medicine and Dentistry of New Jersey.

Family Relationships

        No family relationships exist between any of the directors or executive officers of Inovio.

 EXECUTIVE COMPENSATION

        This section of the Proxy Statement sets forth compensation information for Avtar Dhillon, M.D., Chief Executive Officer during 2008 and from January 1, 2009 to May 31, 2009 (and current Executive Chairman), J. Joseph Kim, Ph.D., Chief Executive Officer since June 1, 2009, Peter D. Kies, Chief Financial Officer, Niranjan Y. Sardesai, Senior Vice President, Research and Development since June 1, 2009, and Kevin W. Rassas, Senior Vice President, Business Development since June 1, 2009, (each a "named executive officer" and collectively the "named executive officers").

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for 2009 and 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)		Total ($)
J. Joseph Kim	2009	179,372	132,300	(2)	—	172,663	—		484,335
President, Chief Executive	2008	—	—		—		—		—
Officer and Director
Dr. Avtar Dhillon,	2009	370,856	444,136	(5)	120,470	245,365	144,814	(6)	1,325,641
Executive Chairman	2008	369,417	—		102,218	178,332	18,725	(6)	668,692
Former Chief Executive
Officer
Peter D. Kies,	2009	223,700	255,056	(5)	—	116,555	—		595,311
Chief Financial Officer	2008	220,784	—		—	98,931	—		319,715
Niranjan Y. Sardesai,	2009	115,842	58,750	(2)	—	60,188	—		234,780
Senior Vice President,	2008	—	—		—	—	—		—
Research and Development
Kevin W. Rassas,	2009	107,237	56,250	(2)	—	48,469	—		211,956
Senior Vice President,	2008	—	—		—	—	—		—
Business Development

(1)
Salary includes contributions made by the employee to Inovio's 401(k) plan.

(2)
Bonus payments for 2009 were made in February 2010.

(3)
Represents the grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board ("FASB") ASC Topic 718, excluding the effect of estimated forfeitures. See Note 11 "Stockholder's Equity", to our Audited Consolidated Financial Statements for the year ended December 31, 2009, for the assumptions made in determining stock compensation values. The stock awards to Dr. Dhillon include compensation expense related to 2007 and 2008 restricted stock awards of 75,000 shares, at a fair value of $3.69 and $0.87 per share, respectively. Pursuant to completion of the Merger, all shares became fully vested.

(4)
Represents the grant date fair value of stock options computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 11 "Stockholder's Equity", to our Audited Consolidated Financial Statements for the year ended December 31, 2009 for the assumptions made in determining stock compensation values. Ratable amounts expensed for grants that were made in prior years are included in the current year compensation.

(5)
Includes closing bonuses issued in connection with the Merger per employee agreements (payments were made in June 2009) and 2009 bonuses (payments were made in February 2010).

(6)
For fiscal 2009, amount consists of $141,000 related to vacation payouts and $4,000 of 401-k match. For fiscal 2008, amount consists of $6,000 of 401-k match and $13,000 of travel expenses for Dr. Dhillon's spouse, reimbursed pursuant to our travel policy.

Grants of Plan Based Awards

        The following table sets forth certain information with respect to stock and option awards and other plan-based awards granted to our named executive officers during 2009.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards($)
J. Joseph Kim	9/30/09	280,000	$1.57	$439,600
Avtar Dhillon,	9/30/09	125,000	$1.57	$196,250
Peter D. Kies,	9/30/09	85,000	$1.57	$133,450
Niranjan Y. Sardesai,	9/30/09	120,000	$1.57	$188,400
Kevin W. Rassas,	9/30/09	120,000	$1.57	$188,400

(1)
These awards vest 25% immediately, and 25% on each anniversary thereafter.

Options Exercised Table

        The following table sets forth certain information with respect to options exercised by our named executive officers during 2009.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)
Kevin W. Rassas, Senior Vice President, Business Development	509,164	621,180

(1)
Exercise was a cashless exercise. Total shares exercised were for 608,344 and total shares surrendered were 99,180 shares.

Outstanding Equity Awards at Fiscal Year-End Table

        The following tables set forth certain information with respect to outstanding equity awards held by the named executive officers at December 31, 2009.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
J. Joseph Kim	981,200		1.27	05/01/2016
	394,442	194,278	1.27	01/18/2017
	164,351	80,949	1.27	09/28/2017
	66,722	129,518	1.27	09/12/2018
	70,000	210,000	1.57	9/30/2019

	1,676,715	614,745

Avtar Dhillon	100,000		2.08	10/09/2011
	25,000		1.64	04/28/2012
	124,999		1.96	06/27/2012
	12,499		1.00	10/24/2012
	62,500		1.08	01/09/2013
	81,249		2.52	08/07/2013
	37,499		5.00	11/06/2013
	125,000		5.00	12/31/2013
	150,000		3.82	01/14/2015
	75,000		2.89	03/06/2016
	225,000		3.16	03/07/2017
	75,000		0.87	02/01/2018
	100,000		0.50	12/09/2018
	31,250	93,750	1.57	09/30/2019

	1,224,996	93,750

Peter D. Kies	37,500		1.96	06/27/2012
	7,500		1.00	10/24/2012
	12,500		1.24	03/24/2013
	14,375		2.52	08/07/2013
	20,000		4.46	02/24/2015
	45,000		2.89	03/06/2016
	75,000		3.16	03/07/2017
	30,000		0.87	02/01/2018
	60,000		1.06	07/09/2018
	40,000		0.50	12/09/2018
	21,250	63,750	1.57	09/30/2019

	363,125	63,750

Niranjan Y. Sardesai	93,253	39,209	1.53	08/28/2016
	16,435	8,095	1.53	01/05/2017
	9,861	4,857	1.53	01/18/2017
	58,872	14,718	1.53	11/01/2017
	16,680	32,380	1.53	09/12/2018
	30,000	90,000	1.57	09/30/2019

	225,101	189,259

Kevin W. Rassas	98,120		0.05	12/16/2013
	29,436		2.29	10/02/2016
	32,870	16,190	2.29	01/18/2017
	9,861	4,857	2.29	11/01/2017
	6,672	12,952	1.53	09/12/2018
	30,000	90,000	1.57	09/30/2019

	206,959	123,999

Employment Agreement with J. Joseph Kim

        Under an executive employment agreement, J. Joseph Kim, Ph.D. serves as our Chief Executive Officer. The agreement provides that Dr. Kim is entitled to receive an annual salary of $254,616, subject to upward adjustment. He is also eligible to receive an incentive cash bonus up to the amount, based upon the criteria as may be determined by the Board of Directors and targeted at 30% or more of the base salary. In addition to the salary and cash bonus, he is also entitled to participate in such employee benefit plans or programs of our company, and shall be entitled to such other fringe benefits, as are from time to time adopted by the our Board of Directors. Dr. Kim's current base salary is $378,000.

        Under Dr. Kim's employment agreement, if we terminate his employment at any time without cause, as defined in the employment agreement, Dr. Kim is entitled to receive severance compensation in the form of monthly payments of his then-current base salary and of the pro rata bonus amount for a period of 24 months following the effective date of such termination. The pro rata bonus amount shall mean one-twelfth of the greater of (A) the most recent annual cash bonus paid prior to his termination, or (B) the average of the three most recent annual cash bonuses paid prior to his termination. Inovio will also continue to pay his COBRA premiums for 18 months thereafter.

        If Dr. Kim is terminated as a result of change-in-control, Dr. Kim is entitled to receive payments due to him under the conditions of termination without cause as outlined above and a lump sum cash severance payment equal to his then-current monthly base salary and the pro rata bonus amount multiplied by 24 but discounted to present value based on applicable federal rate under the Code.

        For purposes of Dr. Kim's employment agreement, "cause" means (1) conviction of Dr. Kim of any felony; (2) participation by Dr. Kim in any fraud or act of dishonesty against our company; (3) material violation by Dr. Kim of (i) any contract between our company and Dr. Kim, or (ii) any statutory duty of Dr. Kim to our company; (4) conduct of Dr. Kim that, based upon a good faith and reasonable factual investigation and determination by the Board of Directors, demonstrates Dr. Kim's gross unfitness to serve; or (5) the continued, willful refusal or failure by Dr. Kim to perform any material duties reasonably requested by the Board of Directors; provided, however, that in the case of conduct described in clauses (3), (4) and (5) above, such conduct shall not constitute "cause" unless (a) the Board of Directors shall have given Dr. Kim written notice setting forth with specificity (i) the conduct deemed to constitute "cause," (ii) reasonable action that would remedy the objectionable conduct and (iii) a reasonable time (not less than 10 days) within which Dr. Kim may take such remedial action, and (b) Dr. Kim shall not have taken such specified remedial action within such specified reasonable time.

        Under the employment agreement, a "change in control" shall be deemed to have occurred upon:

          (i)    an acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

          (ii)   a change in the composition of our Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

          (iii)  the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 51% or more of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

          (iv)  the approval by stockholders of the Company of the issuance of shares of Common Stock in connection with a merger, consolidation, reorganization or similar corporate transaction in an amount in excess of 49% of the number of shares of Common Stock outstanding immediately prior to the consummation of such transaction; or

          (v)   the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company.

Employment Agreements with Avtar Dhillon, M.D.

  Employment Agreement effective from January 1, 2009 to May 31, 2009

        Under an employment agreement with Dr. Avtar Dhillon effective until May 31, 2009, Dr. Dhillon served as our President and Chief Executive Officer. Dr. Dhillon's employment agreement provided for an initial annual salary of $200,000 and periodic increases, as determined by the Board from time to time, but no less than an annual increase at least equal to the percentage increase in the cost of living in the San Diego Area over the previous year. Dr. Dhillon was also entitled to an annual bonus and stock option awards if certain milestone objectives agreed to between the Board and Dr. Dhillon each year were met, as determined by the Board, and four weeks of paid vacation each year. The term of Dr. Dhillon's employment agreement ended October 9, 2011, unless sooner terminated by Dr. Dhillon or by Inovio. If Dr. Dhillon's employment agreement was terminated by Inovio other than for cause as set forth in the agreement or as a consequence of Dr. Dhillon becoming permanently disabled, or if the employment agreement was terminated by Dr. Dhillon within 180 days after a "change of control" of Inovio as defined in the agreement, or by Dr. Dhillon for a breach by Inovio, Dr. Dhillon was entitled to receive a lump sum severance payment equal to two times his annual salary and bonus at the time of termination, plus the continuation of his health benefits (or payment of the amount necessary to secure the same) for one year after termination. If Dr. Dhillon's employment agreement was terminated by Inovio as a consequence of Dr. Dhillon becoming permanently disabled, Dr. Dhillon was entitled to receive a lump sum severance payment equal to his annual salary at the time of termination and his bonus based on the amount of such bonus most recently paid to him, pro rated from January 1 of the year of termination through date of termination.

  Employment Agreement effective from June 1, 2009 to October 6, 2009

        In connection with the closing of the Merger, we entered into a new employment agreement with Dr. Dhillon. This agreement provided that Dr. Dhillon would serve as our President. Upon the effective time of the Merger, Inovio deposited a closing payment equal to 24 months of Dr. Dhillon's current annual salary into a mutually agreed upon escrow account. Inovio agreed to provision of such closing payment as an incentive to retain Dr. Dhillon's services post-Merger, in recognition of the fact that he would have been eligible for full severance under his prior employment agreement had Dr. Dhillon terminated employment in conjunction with the Merger, and in recognition of Dr. Dhillon's agreement to alter the structure and scope of his severance arrangements in his new employment agreement. An amount equal to 50% of the closing payment and any accrued interest on such amount was to be automatically released to Dr. Dhillon upon the six month anniversary of the effective time of the Merger, and the remainder of the closing payment and any remaining accrued interest was to be released to Dr. Dhillon upon the one year anniversary of the effective time of the Merger, unless Dr. Dhillon or Inovio terminated the employment relationship prior to such time. If Dr. Dhillon terminated the agreement other than voluntarily upon notice (unrelated to a material breach or default by the company or other circumstances addressed by the agreement) or we terminated Dr. Dhillon for any reason, the entire closing payment and any accrued interest were to be released from the escrow account upon the date of termination. If Dr. Dhillon voluntarily terminates the employment relationship without a breach by our company or under the other circumstances addressed by the agreement, then the entire closing payment and any accrued interest was to be released from the escrow account on the later of the date of termination or the six month anniversary of the Merger.

  Employment Agreement effective October 6, 2009

        On October 6, 2009, we entered into an Amended and Restated Employment Agreement (the "Agreement") with Dr. Dhillon, pursuant to which he serves as Executive Chairman. The Agreement has a term of two years and provides for an initial base annual salary of $378,000, which base salary will be reviewed annually by the Board. Dr. Dhillon is eligible to receive such stock options as may be approved by the Board, is entitled to five weeks paid vacation per year, and is eligible to participate in all additional fringe benefits we offer to our employees. Pursuant to the Agreement, within 60 days of the beginning of each fiscal year, the Compensation Committee and Dr. Dhillon shall agree to his performance milestones and the amount of bonus for which Dr. Dhillon will be eligible if such milestones are achieved.

        We may terminate Dr. Dhillon at any time for Cause and upon 30 days notice without Cause, and Dr. Dhillon's employment is automatically terminated upon his death or permanent disability. In addition, Dr. Dhillon may terminate his employment (i) at any time upon providing six weeks notice in writing to us, (ii) upon a material breach or default of any term of the employment agreement by us, including any reduction in salary, if such material breach or default has not been remedied within 15 days after written notice of the material breach or default has been delivered by Dr. Dhillon to us, (iii) for Good Reason, or (iv) upon a Change of Control that closes after the one year anniversary of the Agreement.

        In the event of the termination of the Agreement for any reason, we shall provide Dr. Dhillon, upon receipt of an executed release of claims in favor of Inovio: (i) any earned but unpaid salary as of the date of termination, (ii) any accrued but unused vacation pay as of such date, and (iii) any unreimbursed business expenses incurred as of the termination date. If Dr. Dhillon terminates the Agreement due to a material breach or default by Inovio, for Good Reason or upon a Change of Control that occurs after the one year anniversary of the date of the Agreement, or if Inovio terminates Dr. Dhillon without Cause or upon death or disability, Inovio shall also pay Dr. Dhillon (or his estate as applicable) an amount equal to the annual bonus, if any, most recently paid to Dr. Dhillon, multiplied by the fraction of which the number of days between the fiscal year end related to the bonus and the date of termination is the numerator, and 365 is the denominator. In addition, if the employment agreement terminates under such circumstances, Inovio shall also pay Dr. Dhillon an amount equal to twelve months of his annual base salary.

        For purposes of the Agreement, (i) "Cause" is defined as the occurrence of any of the following events: (a) Dr. Dhillon acts unlawfully, dishonestly, in bad faith or grossly negligent with respect to the business of Inovio as determined by the Board; (b) Dr. Dhillon commits any crime or fraud against Inovio or its property or the conviction of Dr. Dhillon of any felony offense or crime reasonably likely to bring discredit upon Dr. Dhillon or Inovio; or (c) a material breach or default of any term of the Agreement by Dr. Dhillon if such material breach or default remains unremedied 30 days after Inovio delivers written notice of the material breach or default to Dr. Dhillon; (ii) "Change of Control" is defined as the occurrence of any of the following: (a) a majority of the directors elected at any annual or special general meeting of stockholders of Inovio are not individuals nominated by Inovio's then incumbent board of directors; (b) there is the occurrence of an event whereby any person or entity becomes the beneficial owner of shares representing 50% or more of the combined voting power of the voting securities of Inovio; or (c) there is a merger or consolidation of Inovio with one or more corporations as a result of which, immediately following such merger or consolidation, the stockholders of Inovio as a group, as they were immediately prior to such event, will hold less than a majority of the outstanding capital stock of the surviving corporation; and (iii) "Good Reason" means any of the following, without Dr. Dhillon's written consent: (a) Dr. Dhillon ceases to report directly to the Board of Directors, or (b) any other material reduction in Dr. Dhillon's duties, position, authority, title or responsibilities relative to the duties, position, authority or responsibilities in effect immediately prior to such reduction; provided that Inovio has not cured or remedied such Good Reason within 15 days after written notice of the Good Reason from Dr. Dhillon.

Employment Agreements with Peter D. Kies

  Employment Agreement effective January 1, 2009 to May 31, 2009

        Under an employment agreement effective through May 31, 2009, Peter Kies served as our Chief Financial Officer. Mr. Kies' employment agreement provided for an initial annual salary of $180,000 to be periodically increased by such amounts as determined by the Board from time to time. Mr. Kies was also entitled to an annual bonus if certain milestone objectives were met, three weeks of paid vacation each year and such stock options as approved by the Board. The term of Mr. Kies employment agreement end December 14, 2013, unless sooner terminated by Mr. Kies or by Inovio. If Mr. Kies's employment agreement was terminated by Inovio other than for cause as set forth in the agreement or as a consequence of Mr. Kies becoming permanently disabled, or if the employment agreement was terminated by Mr. Kies for a breach by Inovio, including termination of employment following a change of control, Mr. Kies was entitled to receive a severance payment, payable in such regular intervals as may determined by Inovio, equal to (a) one-half of his annual salary for the year prior to the date of termination, and (b) his bonus based on the amount of such bonus most recently paid to him, pro rated from January 1 of the year of termination through date of termination.

  Employment Agreement with Peter Kies effective June 1, 2009

        We entered into a new employment agreement with Mr. Kies effective upon the closing of the Merger. The employment agreement provides that Mr. Kies' annual base salary is $230,000, subject to upward adjustment yearly by the Compensation Committee. Within 60 days of the beginning of each fiscal year, the Compensation Committee and Mr. Kies shall agree to his performance milestones and the amount of bonus for which Mr. Kies will be eligible if Mr. Kies as Chief Financial Officer achieves such milestones. In addition, upon the effective time of the Merger, Mr. Kies received a closing payment equal to six months of his current annual salary and, upon the six-month anniversary of the effective time of the Merger, Mr. Kies received an additional closing payment equal to six months of his current annual salary. We agreed to provision of such closing payment as an incentive to retain Mr. Kies' services post-Merger, in recognition of the fact that he would have been eligible for full severance under his prior employment agreement had Mr. Kies terminated employment in conjunction with the Merger, and in recognition of Mr. Kies' agreement to alter the structure and scope of his prior severance arrangements in his new employment agreement.

        If Mr. Kies terminates the agreement due to a material breach or default by the company, a change in his position or duties or a company relocation of his position without his consent within the initial term of the agreement or after a Change of Control, or the company terminates Mr. Kies without Cause or upon death or disability, we shall also pay Mr. Kies (or his estate as applicable) an amount equal to the annual bonus, if any, most recently paid to Mr. Kies, multiplied by the fraction of which the number of days between the fiscal year end related to the bonus and the date of termination is the numerator, and 365 is the denominator.

        For purposes of the employment agreement, "Change of Control" means (i) a majority of the directors elected at any annual or special general meeting of stockholders of the company are not individuals nominated by the company's then incumbent board of directors; (ii) there is occurrence of an event whereby any person or entity becomes the beneficial owner of shares representing 50% or more of the combined voting power of the voting securities of the company; or (iii) there is a merger or consolidation of the company with one or more corporations as a result of which, immediately following such merger or consolidation, the stockholders of the company as a group, as they were immediately prior to such event, will hold less than a majority of the outstanding capital stock of the surviving corporation.

        In addition, for purposes of the employment agreement, we may immediately terminate Mr. Kies for "Cause" upon the occurrence of any of the following events: (i) Mr. Kies acts unlawfully, dishonestly, in bad faith or grossly negligent with respect to the business of the company as determined by the board (in some cases, upon completion of a reasonable investigation and provision of a detailed report of the results of such investigation to Mr. Kies); (ii) Mr. Kies commits any crime or fraud against the company or its property or the conviction of employee of any felony offense or crime reasonably likely to bring discredit upon the employee or the company; or (iii) a material breach or default of any term of the employment agreement by Mr. Kies if such material breach or default remains unremedied 30 days after the company delivers written notice of the material breach or default to Mr. Kies.

Equity Compensation Plan Information

        The following table sets forth the Company's equity compensation plan information as of December 31, 2009. All of our equity compensation plans have been approved by our security holders.

Plan	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2007 Omnibus Incentive Plan	3,153,661	$1.19	426,126
Amended 2000 Stock Option Plan	2,313,120	3.16	—
1997 Stock Option Plan	3,750	16.52	—

	5,470,531	$2.03	426,126

Certain Relationships and Related Transactions

        Since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person's immediate family had or will have a direct or indirect material interest.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to ratify the appointment of Ernst & Young LLP.

        The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2009 and 2008 by Ernst & Young LLP:

Year	Audit Fees		Tax Fees	Total Fees
2009	$831,801		$75,994	$907,795
2008	$651,772	(1)	$51,830	$703,602

(1)
Amounts reported for 2008 have been adjusted for invoices received after the filing date of the Company's 2009 Proxy Statement for services rendered in 2008.

        Audit Fees.    Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and review of the Form S-4 related to the merger with VGX Pharmaceuticals, Inc.

        Tax Fees.    Tax fees include fees for services performed by the professional staff in the tax department of Ernst & Young LLP except for those tax services that could be classified as audit services. These include tax compliance and various tax consultation fees.

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. All "Tax Fees" listed in the table above were approved by the audit committee pursuant to its pre-approval policies and procedures.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as Inovio's independent registered public accounting firm for the year ending December 31, 2010.

 PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO
THE 2007 OMNIBUS INCENTIVE PLAN

        The Company's 2007 Omnibus Incentive Plan (the "Plan") was approved by our stockholders in May 2007. In March 2008, the Board of Directors approved an amendment to the Plan to increase the number of shares of common stock reserved under the Plan by 1,000,000 shares, and such amendment was approved by the Company's stockholders in May 2008. In July 2009, the Board of Directors approved an amendment and restatement of the Plan to, among other things, increase the maximum number of shares of common stock that may be issued under the Plan from 1,750,000 shares to 3,750,000 shares, and such amendment and restatement was approved by our stockholders in August 2009. In March 2010, the Board of Directors adopted and approved an amendment to the Plan (i) to increase the maximum number of shares of common stock that may be issued under the Plan from 3,750,000 shares to 5,750,000 shares, and (ii) to provide that the aggregate number of shares available for grant under the plan will be increased on January 1 of each year beginning in 2011 by a number of shares equal to the lesser of (1) 2,055,331 or (2) such lesser number of shares as may be determined by the Board. In light of the option grants made to former employees of VGX Pharmaceuticals, Inc. following the Merger, as well as our currently anticipated need to grant additional equity incentives in the future, our Board believes the amendment described in the preceding sentence is appropriate to ensure that we continue to have a sufficient number of shares in order to meet our retention and hiring needs. Under applicable NYSE Amex rules, we are required to obtain stockholder approval of this amendment to the Plan. Such approval is also necessary to permit us to continue to grant incentive stock options to employees under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and to ensure that compensation paid under the Plan continues to be eligible for an exemption from the limits on the tax deductibility imposed by Section 162(m) of Code. Code Section 162(m) limits the deductibility of certain compensation paid to individuals who are "covered employees" as defined under Section 162(m) and described in more detail below.

        As of March 31, 2010, there were awards outstanding under the Plan to acquire 3,432,161 shares of common stock at a weighted average exercise price of $1.18 per share. As of March 31, 2010, three executive officers, five non-employee Board members and approximately 40 other employees and consultants were eligible to participate in the Plan. Our common stock is traded on the NYSE Amex under the symbol "INO." On March 31, 2010, the last reported sales price for our common stock as quoted on the NYSE Amex was $1.32 per share.

        The purpose of the Plan is to promote the interests of the Company and its stockholders by providing incentives to motivate selected employees, directors and consultants of the Company to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code. As of March 31, 2010, 147,626 shares of common stock remained available for issuance under the Plan. In light of the small number of shares available for issuance under the Plan, the Board believes it is necessary to adopt and approve the amendment of the Plan in order to accomplish the purpose of the Plan and enable us to attract, hire, retain and motivate the skilled employees we need to be successful, especially in the competitive labor markets in which we compete. If the stockholders do not approve this amendment, the Plan will continue in full force in accordance with its terms as they are now in effect.

        Approval of the amendment to the Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting of Stockholders, assuming the presence of a quorum. If the stockholders do not approve the amendment to the Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs that do not otherwise require stockholder approval as it deems appropriate and in the best interests of the Company and its stockholders.

        The Board of Directors Unanimously Recommends a Vote "FOR" the proposal to approve an amendment to the 2007 Omnibus Incentive Plan.

        General.    The Plan provides for the grant of Incentive Stock Options ("ISOs"), Nonstatutory Stock Options ("NSOs"), Stock Appreciation Rights ("SARs"), Restricted Shares, Restricted Stock Units ("RSUs"), Performance Awards, and other stock-based awards or short-term cash incentive awards.

        Shares subject to the Plan.    The maximum number of shares of the Company's common stock available for issuance over the term of the Plan may not exceed 5,750,000 shares, provided that commencing with the first business day of each calendar year beginning with January 1, 2011, such maximum number of shares shall be increased by a number equal to the lesser of (i) 2,055,313 or (ii) such lesser number of shares of Common Stock as may be determined by the Board; The maximum number of shares of the Company's common stock available for issuance as ISOs over the term of the Plan may not exceed 5,750,000 shares.

        In the event of any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of our stock or property, a combination or exchange of our common stock, dividend in kind, or other like change in capital structure, change in the number of outstanding shares of common stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event, the Compensation Committee shall make appropriate adjustments to the number and kind of shares subject to outstanding awards, the purchase price or exercise price for such shares, the number and kind of shares available for future issuance under the Plan, the maximum number of shares in respect of which awards can be made to any participant in a calendar year, and other determinations applicable to outstanding awards.

        Common stock covered by any unexercised portions of terminated or forfeited options, common stock subject to Restricted Share awards, RSUs and other stock- based awards which are terminated or forfeited and common stock subject to awards that are otherwise surrendered by a participant may again be subject to new awards under the Plan. Shares of common stock surrendered to or withheld by the Company in payment or satisfaction of an option's purchase price or tax withholding obligation with respect to an award will be available for the grant of new awards under the Plan. In the event of the exercise of SARs, whether or not granted in tandem with options, only the number of shares of common stock actually issued in payment of such SARs will be changed against the number of shares of common stock available for the grant of awards under the Plan.

        Administration.    The Compensation Committee of the Board administers the Plan. All awards are approved by the Compensation Committee, except that our Chief Executive Officer and/or Chairman of the Board of Directors may approve option grants to persons below the level of Vice President of the Company to a maximum individual grant of 50,000 options. With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an ISO or a NSO, the terms of vesting and exercisability of each option or other award, including the effect thereon of an optionee's termination of service, the type of consideration to be paid to the Company upon exercise of an option, the duration of each award, and all other terms and conditions of the awards. Accordingly, future grants under the Plan are not yet determinable.

        Eligibility.    Generally, all employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Plan. Any person eligible under the Plan may be granted a NSO. However, only employees may be granted ISOs.

        Terms and conditions of awards.    Each award granted under the Plan is evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. The purchase price per share subject to an option (or the exercise price per share in the case of a SAR) must equal at least the fair market value of a share of the Company's common stock on the date of grant. The purchase price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of the Company's common stock on the date of grant. The term of any award under the Plan may not be for more than ten (10) years or five (5) years in the case of ISOs awarded to any 10% Stockholder. To the extent that the aggregate fair market value of shares of the Company's common stock subject to options designated as ISOs which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as NSOs.

        Generally, an option's purchase price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's common stock owned by the optionee having a fair market value not less than the exercise price, or by any lawful method approved by the board or by any combination of these. The Compensation Committee may nevertheless restrict the forms of payment permitted in connection with any option grant.

        The Compensation Committee will specify when options granted under the Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service or achievement of specified milestones.

        Awards of Restricted Shares consist of a specified number of shares of common stock subject to such terms, conditions and transfer restrictions based on performance standards, periods of service, retention by the participant of a specified number of shares of common stock or other criteria. Awards of RSUs give participants a right to receive shares of common stock in the future subject to such terms, conditions and restrictions as established by the Compensation Committee. RSUs will be settled for common stock, cash or a combination of both as soon as practicable after the Compensation Committee has determined that the terms and conditions of the RSU has been satisfied (or at a later date if the distribution has been deferred).

        Performance Awards consist of the right to receive a payment contingent on the extent to which predetermined performance targets have been met during an award period, which shall be two or more fiscal or calendar years. In the Compensation Committee's discretion, newly hired or eligible participants may be allowed to receive Performance Awards after an award period has commenced. Payments of earned Performance Awards will be made in cash, common stock, or a combination of cash and common stock.

        Other stock-based awards such as stock purchase rights (with or without loans to participants by the Company), awards of common stock, or awards valued in whole or in part by reference to common stock or dividends on common stock may be granted either alone or in addition to other awards under the Plan. If specified by the Compensation Committee in the award agreement, the recipient of a stock-based award may be entitled to receive, currently or on a deferred basis, interest, dividends or dividend equivalents with respect to the common stock or other securities covered by the award.

        Executive officers of the Company who are "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under the Plan. The Compensation Committee will establish objective performance targets for a fiscal year based on one or more performance criteria, and awards will be payable to participants in cash each year upon written certification by the Compensation Committee of attaining the specified performance targets for the preceding fiscal year. Notwithstanding the attainment by the Company of the specified performance criteria, the Committee has the discretion, which need not be applied uniformly among all participants, to reduce or eliminate the award that would be otherwise paid.

        Transferability of awards.    Restricted Shares may not be assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust), pledged or sold prior to lapse of their restrictions. All other awards may not be assigned or transferred (other than by will or the laws of descent and distribution), and during the lifetime of a participant, only the participant (or a personal representative) may exercise rights under the Plan. A participant's beneficiary may exercise the participant's rights to the extent they are exercisable under the Plan following the death of the participant.

        Section 162(m) of the Code.    The maximum number of shares of common stock with respect to which awards may be granted to a participant during a calendar year is 500,000 shares and the maximum amount cash-based awards a participant may be granted to a participant during a calendar year is $1,500,000. The foregoing share limitation shall be adjusted proportionately by the Compensation Committee in connection with any change in the Company's capitalization due to a stock split, stock dividend, merger or similar event affecting the common stock and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any award is canceled, the canceled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

        In order for Restricted Stock and Restricted Stock Units to qualify as performance-based compensation, the Compensation Committee must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

        Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.

        The Plan includes the following performance criteria that may be considered by the Compensation Committee when granting performance-based awards: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue, or revenue growth, (iv) net operating profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue), (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress, (xviii) Company project milestones and (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

        Merger.    Effective upon a merger, as defined in the Plan, all outstanding awards shall terminate unless they are assumed or continued in connection with the merger. The Compensation Committee has the authority to provide for full or partial vesting of unvested awards and the release from restrictions on transfer and repurchase or forfeiture rights of awards in connection with a merger. The Compensation Committee may condition any such award vesting and exercisability or release from restrictions on the termination of service of the participant to the Company within a specified period following the effective date of the merger.

        Change in control.    Unless otherwise provided in the applicable award agreement, effective upon a change in control, as defined in the Plan, all options and SARs outstanding on the date of such change in control will become immediately and fully exercisable, except as to options or SARs granted to a participant where a change in control resulted from such participant's beneficial ownership of the Company's securities. Unless otherwise provided in the applicable award agreement, effective upon a change in control, all restrictions applicable to Restricted Share and RSU awards will terminate fully and the full number of shares subject to each Restricted Share award or the number of shares subject to settlement under each RSU will immediately be delivered, except as to Restricted Share and RSU awards granted to a participant where a change in control resulted from such participant's beneficial ownership of the Company's securities. Unless otherwise provided in the applicable award agreement, in the event of a change in control, all Performance Awards shall immediately become vested and payable to all participants as provided in the Plan, within 30 days after such change in control, except as to Performance Awards granted to a participant where a change in control resulted from such participant's beneficial ownership of the Company's securities.

        Termination or amendment.    Unless sooner terminated, no awards may be granted under the Plan after March 31, 2017. The Board may terminate or amend the Plan at any time, but, no amendment may adversely affect an outstanding award without the consent of the participant, or make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists the Company's common stock without stockholder approval.

Federal Income Tax Consequences of the 2007 Omnibus Incentive Plan

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        ISOs.    The grant of an ISO under the Plan will not result in any federal income tax consequences to the optionee or the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the purchase price. The Company is not entitled to any deduction under these circumstances.

        If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the purchase price or (ii) the difference between the fair market value of the stock on the exercise date and the purchase price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionee's total compensation is deemed reasonable in amount.

        The "spread" under an ISO—i.e., the difference between the fair market value of the shares at the time of exercise and the purchase price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee's alternative minimum tax liability exceeds such optionee's regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the optionee must sell the shares within the same calendar year in which the ISOs are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

        In the event an ISO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an ISO may convert the option from an ISO to a NSO.

        NSOs.    The grant of a NSO under the Plan will not result in any federal income tax consequences to the optionee or the Company. Upon exercise of a NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option purchase price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee's total compensation is deemed reasonable in amount. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company will not receive a tax deduction for any such gain.

        In the event a NSO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

        Restricted Shares.    The grant of Restricted Shares will subject the recipient to ordinary compensation income on the difference between the amount paid (if any) for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company will not receive a tax deduction for any such gain.

        Recipients of Restricted Shares may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to recognize as ordinary compensation income in the year that such Restricted Shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the Restricted Shares are issued.

        SARs.    Recipients of SARs generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code which fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

        RSUs.    Recipients of RSUs generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees generally will be subject to withholding for federal income tax purposes upon conversion of the RSUs and withholding for employment tax purposes when the RSUs vest. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        RSUs also can be considered nonqualified deferred compensation and subject to the Section 409A of the Code. A grant of RSUs that does not meet the requirements of Section 409A of the Code will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

        Performance Awards.    Recipients of Performance Awards generally should not recognize income until such awards are paid in cash or shares of stock. Upon payment, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received in such payment. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon the payment of Performance Awards. Participants will recognize gain upon the disposition of any shares received upon the payment of Performance Awards equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        Other stock-based awards.    Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient's subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        Dividends and dividend equivalents.    Recipients of awards that earn dividends or dividend equivalents recognize ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes.

        Short-term cash incentive awards.    Recipients of short-term cash incentive awards will recognize ordinary income equal to the amount paid under such awards. This income is subject to withholding for federal income and employment tax purposes. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

Amended Plan Benefits

        The administrator will make future awards at its discretion, and we therefore cannot determine the number of options and other awards that may be awarded in the future to eligible participants (including our named executive officers and the specified groups below).

Name	Stock Option Awards (#)
J. Joseph Kim, President, Chief Executive Officer and Director	—
Avtar Dhillon, Executive Chairman	—
Peter D. Kies, Chief Financial Officer	—
Niranjan Y. Sardesai, Senior Vice President, Research and Development	—
Kevin W. Rassas, Senior Vice President, Business Development	—
Mark L. Bagarazzi, Chief Medical Officer	—
All current executive officers as a group (6 people)	—
All current non-employee directors as a group (4 people)	—
All employees, excluding current executive officers, as a group	—

 PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO CHANGE OUR NAME

        Our Board of Directors proposes that our stockholders approve an amendment to our Certificate of Incorporation to change our name from "Inovio Biomedical Corporation" to "Inovio Pharmaceuticals, Inc." Our Board of Directors believes that the name "Inovio Pharmaceuticals, Inc." more accurately reflects our business of developing DNA vaccines. If approved, the name change would become effective upon the filing of an amendment to our certificate of incorporation with the Delaware Secretary of State. We expect that our NYSE Amex listing symbol ("INO") will not change if our name is changed to "Inovio Pharmaceuticals, Inc." A copy of the proposed Certificate of Amendment of Certificate of Incorporation is attached to this proxy statement as Exhibit A.

        The Board of Directors recommends a vote "FOR" the proposal to approve an amendment to our Certificate of Incorporation to change our name from "Inovio Biomedical Corporation" to "Inovio Pharmaceuticals, Inc."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Inovio's officers, directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Officers, directors and 10% or greater stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on Inovio' review of the copies of such reports furnished to Inovio, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the year ended December 31, 2009.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholders' proposals intended to be presented at the next Annual Meeting of Stockholders of Inovio to be held in 2011 must be received at our principal executive offices no later than [    •    ], 2010, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in Inovio' proxy materials. Pursuant to our by-laws, stockholders who wish to submit a proposal for consideration at Inovio's 2011 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in Inovio' Proxy Statement, also must deliver a copy of their proposal no later than [    •    ], 2011, unless the date of the 2011 Annual Meeting of Stockholders has been advanced by more than 30 calendar days from the date contemplated herein, in which case the proposal must be received by Inovio no later than the close of business on the fifteenth (15th) business day following the date on which the 2011 Annual Meeting of Stockholders is publicly announced. Proposals should be delivered to Inovio Biomedical Corporation, 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422, Attn: Corporate Secretary. To avoid controversy and establish timely receipt by Inovio, it is suggested that stockholders send their proposals by certified mail, return receipt requested. Otherwise, Inovio may exercise discretionary voting with respect to such stockholder's proposal pursuant to authority conferred on Inovio by proxies to be solicited by the Board of Directors of Inovio and delivered to Inovio in connection with the meeting. Stockholders are also advised to review the Company's Bylaws, which may be requested in writing from the Company's Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals.

ANNUAL REPORT

        Our Annual Report for the fiscal year ended December 31, 2009 will be mailed to stockholders of record as of April 9, 2010. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

        A copy of our Annual Report will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on April 9, 2010. Requests should be directed to Inovio Biomedical Corporation, 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422; Attention: Investor Relations.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

By Order of the Board of Directors

J. Joseph Kim, Ph.D. Chief Executive Officer

Dated: April [    •    ], 2010
Blue Bell, Pennsylvania

 Exhibit A

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
INOVIO BIOMEDICAL CORPORATION

        The undersigned, J. Joseph Kim, hereby certifies that:

          1.     He is the duly elected and acting President and Chief Executive Officer of Inovio Biomedical Corporation, a Delaware corporation.

          2.     Article FIRST of the Certificate of Incorporation of the corporation is amended and restated in its entirety to read as follows:

          "FIRST The name of the corporation is Inovio Pharmaceuticals, Inc. (hereinafter the "Corporation")."

          3.     The foregoing amendment was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.

        The undersigned declares that he has caused this certificate to be signed on            , 2010.

J. Joseph Kim President and Chief Executive Officer

A-1

INOVIO BIOMEDICAL CORPORATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 14, 2010

Copies of the proxy statement and our 2009 Annual Report to stockholders are also available online at www.inovio.com.

PROXY

ANNUAL MEETING OF STOCKHOLDERS OF INOVIO BIOMEDICAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. J. Joseph Kim, President and Chief Executive Officer and a director of Inovio Biomedical Corporation, and Dr. Avtar S. Dhillon, Executive Chairman of the Board and a director of Inovio Biomedical Corporation, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Inovio Biomedical Corporation (including shares of Series C Cumulative Convertible Preferred Stock that are convertible into shares of common stock) held of record by the undersigned as of April 9, 2010, at the Annual Meeting of Stockholders to be held on May 14, 2010, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF INOVIO FOR THE YEAR ENDING DECEMBER 31, 2010, FOR APPROVAL OF AN AMENDMENT TO THE 2007 OMNIBUS INCENTIVE PLAN (THE "INCENTIVE PLAN") AND FOR APPROVAL OF AN AMENDMENT TO INOVIO'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY NAME FROM "INOVIO BIOMEDICAL CORPORATION" TO "INOVIO PHARMACEUTICALS, INC." (THE FULL TEXT OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION IS ATTACHED AS EXHIBIT A TO THE PROXY STATEMENT), AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF INOVIO EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS, "FOR" RATIFICATION OF ERNST & YOUNG LLP AS INOVIO'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010, "FOR" APPROVAL OF AN AMENDMENT TO THE PLAN AND "FOR" THE AMENDMENT TO INOVIO'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY NAME FROM "INOVIO BIOMEDICAL CORPORATION" TO "INOVIO PHARMACEUTICALS, INC."

IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

INOVIO BIOMEDICAL CORPORATION
INTERNET	OR	TELEPHONE	OR	MAIL
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• Go to the website listed above. • Have your proxy card ready. • Enter your Control Number located above your name and address. • Follow the simple instructions on the website.		• Use any touch-tone telephone. • Have your proxy card ready. • Enter your Control Number located above your name and address. • Follow the simple recorded instructions.		• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage paid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

☒ Please mark votes as in this example

1.
To elect the following directors to serve for a term ending upon the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified.

NOMINEES	FOR:	AGAINST:	WITHHELD:
01 Avtar S. Dhillon, M.D.	☐	☐	☐
02 J. Joseph Kim, Ph.D.	☐	☐	☐
03 Simon X. Benito	☐	☐	☐
04 Morton Collins, Ph.D.	☐	☐	☐
05 David J. Williams	☐	☐	☐
06 Keith H. Wells, Ph.D.	☐	☐	☐
For all nominees, except for nominees written below:	☐	☐

Nominee exception(s)                                                              .

2.
To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Inovio for the year ending December 31, 2010.

FOR		AGAINST		ABSTAIN

☐	....	☐	....	☐
3.
To approve and adopt an amendment to the 2007 Omnibus Incentive Plan to (i) increase the aggregate number of shares available for grant under the plan by 2,000,000 and (ii) provide that the aggregate number of shares available for grant under the plan will be increased on January 1 of each year beginning in 2011 by a number of shares equal to the lesser of (1) 2,055,331 or (2) such lesser number of shares as may be determined by the Board of Directors..

FOR		AGAINST		ABSTAIN

☐	....	☐	....	☐
4.
To approve an amendment to the Inovio Certificate of Incorporation to change the Company name from "Inovio Biomedical Corporation" to "Inovio Pharmaceuticals, Inc."

FOR		AGAINST		ABSTAIN

☐	....	☐	....	☐
5.
To transact such other business as may properly come before the meeting

FOR		AGAINST		ABSTAIN

☐	....	☐	....	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Date:	, 2010

(Signature of stockholder)

Total Shares:

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE 2007 OMNIBUS INCENTIVE PLAN
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME
Exhibit A CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF INOVIO BIOMEDICAL CORPORATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 14, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS